Exhibit 31.2
CERTIFICATION

I, Ron Shelton, certify that:

1.    I have reviewed this amendment no. 1 on Form 10-K/A to the annual report report on Form 10-K for the fiscal year ended December 31, 2022 of Navitas Semiconductor Corporation; and

2.    Based on my knowledge, this amendment no. 1 on Form 10-K/A does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 10, 2023	/s/ Ron Shelton Ron Shelton Sr. V.P., Chief Financial Officer and Treasurer (principal financial and accounting officer)